Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is entered into as of June 28, 2022, by and between Eric van der Valk, an individual (“Employee”), and Ollie’s Bargain Outlet, Inc. (the “Company”), an indirect, wholly-owned subsidiary of Ollie’s Bargain Outlet Holdings, Inc.

WHEREAS, the Company and the Employee are party to that certain employment agreement dated May 3, 2021 (the “Employment Agreement”);

WHEREAS, the Company has determined that it is in the best interests of the Company to amend the Employment Agreement to reflect the changes set forth herein; and

WHEREAS, capitalized terms that are not defined herein shall have the same meaning as set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.	Amendment to Employment Agreement.

a.          The first sentence of Section 3 of the Employment Agreement is amended and restated in its entirety to read as follows:

“As compensation for all services provided by you during the Term of Employment, and subject to your performance in accordance with the terms of this Agreement, the Company shall pay you a base salary at a rate of $525,000 per annum (the per annum amount in effect from time to time being referred to herein as the “Base Salary”).

b.          The penultimate sentence of Section 3 of the Employment Agreement is amended and restated in its entirety to read as follows:

“The amount of Base Salary shall be re-evaluated annually by the Compensation Committee of the Board of Directors of the Company, or, if no such committee exists, the Board of Directors of the Company (the “Board”); provided, that the Base Salary may not be reduced to an amount below $525,000.”

c.          With respect to the first paragraph of Section 4 and the table immediately following such paragraph, (i) the percentage referenced in subparagraph (a) shall be 75%, (ii) the percentage referenced in subparagraph (c) shall be 150%, and (iii) the references to “Bonus Amount” in the chart immediately following the paragraph shall be adjusted accordingly so that the bonus associated with Company EBITDA for fiscal year that is equal to or greater than Maximum EBITDA Threshold shall be 150% of Base Salary and the bonus associated with Company EBITDA for fiscal year that is equal to Target EBITDA shall be 75% of Base Salary.

d.          With respect to Section 14, the required copy to Weil Gotshal shall be replaced with a required copy to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036-8704, Facsimile: (646) 728-1820, sent to the attention of Faiza Rahman.

2.	References. All references in the Employment Agreement to “this Agreement” and any other references of similar import shall hereinafter refer to the Employment Agreement as amended by this Amendment.

3.
Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative thereto.

4.	Governing Law. This Amendment is made in Harrisburg, Pennsylvania, and shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

5.
Amendment Effective Date. This Amendment shall be effective June 28, 2022; provided that the increased Base Salary and changes to maximum EBIDTA threshold and target EBIDTA percentages related to the Bonus shall be applied retroactively, as of June 5, 2022.

6.
Counterparts. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

OLLIE’S BARGAIN OUTLET, INC.

/s/ John Swygert
	Name:	John Swygert
	Title:	President & CEO

ACCEPTED AND AGREED:

/s/ Eric van der Valk
Eric van der Valk